UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2009

GENOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33753	33-0840570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1811 Aston Avenue

Carlsbad, CA 92008

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 268-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 6, 2009, Arda M. Minocherhomjee, Ph.D. resigned as a member of the Board of Directors (the “Board”) of Genoptix, Inc., a Delaware corporation (“Genoptix”).

(d) On January 6, 2009, the Board elected Christine A. White, M.D. as a member of the Board, effective immediately. Dr. White has been elected as a Class II director to serve until Genoptix’s 2009 annual meeting of stockholders and to fill one of the two vacancies created by the resignation of Dr. Minocherhomjee and the recent death of Thomas A. Waltz, M.D. Dr. White will also serve on the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board. Dr. White will enter into Genoptix’s standard form of indemnification agreement. We are not aware of any transaction involving Dr. White requiring disclosure under Item 404(a) of Regulation S-K.

At the time of her election to the Board, Dr. White received a stock option to purchase 10,000 shares of Genoptix common stock under the Genoptix 2007 Non-Employee Directors’ Stock Option Plan (the “2007 NEDSOP”) and was granted a restricted stock unit (“RSU”) award for 5,000 shares of Genoptix common stock under the Genoptix 2007 Equity Incentive Plan (the “2007 EIP”) (collectively, the “Initial Grants”). Additionally, for so long as Dr. White remains on the Board, on the date of each Genoptix annual meeting of stockholders, Dr. White shall receive an automatic stock option grant to purchase 3,750 shares of Genoptix common stock under the 2007 NEDSOP, and a RSU award for 2,500 shares of Genoptix common stock under the 2007 EIP (collectively, the “Annual Grants”), except that the initial Annual Grants shall be reduced pro rata for each full quarter between the 2008 and 2009 annual meetings of stockholders for which Dr. White did not serve as a director. The Initial Grants vest over three years from the date of grant and the Annual Grants vest over twelve months from the date of grant, with monthly vesting for the stock option portion of each award and quarterly vesting for the RSU portion of each award. All stock options granted under the 2007 NEDSOP and all RSU awards granted under the 2007 EIP have vesting that automatically accelerates upon the closing of a change in control transaction.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 6, 2009, the Board authorized the amendment and restatement of Genoptix’s Amended and Restated Bylaws to, among other things, clarify certain provisions relating to the advance notice of stockholder proposals and nominations for director.

A copy of the Genoptix Amended and Restated Bylaws is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 8.01. Other Events.

On January 6, 2009, following the resignation of Dr. Minocherhomjee from the Board, the Board reduced the authorized size of the Board from nine to eight members. The Board also reappointed Robert E. Curry, Ph.D., a current member of the Board, to serve on the Audit Committee of the Board to fill the vacancy created by the recent death of Dr. Waltz. Dr. Curry had previously served as a member of the Audit Committee until November 2008. The Audit Committee currently consists of Dr. Curry, Timothy M. Buono and Karin Eastham. Additionally, the Board appointed Ms. Eastham to serve on the Nominating and Corporate Governance Committee of the Board to fill the vacancy created by the resignation of Dr. Minocherhomjee.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Genoptix, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOPTIX, INC.

Dated: January 8, 2009	By:	/s/ Christian V. Kuhlen, M.D., Esq.
Christian V. Kuhlen, M.D., Esq. Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Genoptix, Inc.